Coldwater Creek Inc.--Exhibit 11
--------------------------------

Schedule of Historical and Pro Forma Net Income (Loss) Per Common and Common Equivalent Share Outstanding Three and Six Months Ended August 30, 1997 and August 31, 1996

                                                             Three Months Ended           Six Months Ended
                                                          ------------------------      ----------------------
                                                           August 30    August 31        August 30   August 31
                                                              1997        1996              1997       1996
                                                          ------------------------      ----------------------

Primary:
-------

Weighted Average Shares Outstanding:
 Shares Outstanding at Beginning of Period                  10,120,118   7,245,118     10,120,118   7,245,118
                                                          ------------------------    -----------------------
Officer Options:

 FY 1997:443,067-[(443,067*$6.58)/$23.54]                      319,219           -              -           -
 FY 1997:443,067-[(443,067*$6.58)/$19.72]                            -           -        295,228           -
 FY 1996:443,067-[(443,067*$6.58)/$15.00]                            -   anti-dilutive          -           -
 FY 1996:443,067-[(443,067*$6.58)/$15.00]                            -           -              -     248,708

Employee Options:
 FY 1997:439,128-[(439,128*$15.00)/$23.54]                     159,310           -              -           -
 FY 1997:439,128-[(439,128*$15.00)/$19.72]                           -           -        105,105           -

S-Corp. Distribution:
 Pro Forma FY1996: $14,480,487/$15.00                                -     965,366              -     965,366
                                                          ------------------------      ----------------------
  Weighted Average Common and common Equivalent
   Shares Outstanding:
          Historical                                        10,598,647         n/a     10,520,452         n/a
          Pro Forma                                                n/a   8,210,484            n/a   8,459,192

Net Income (Loss):
          Historical                                      $    415,000         n/a    $ 2,488,000         n/a
          Pro Forma                                                n/a  $ (156,000)           n/a   $ 770,000
                                                          ------------------------    -----------------------
Net Income (Loss) Per Weighted Average Common
 and Common Equivalent Share Outstanding:
          Historical                                      $       0.04         n/a    $      0.24         n/a
          Pro Forma                                                n/a  $    (0.02)           n/a   $    0.09
                                                          ========================    =======================

---------------------------------------------

Schedule of Historical and Pro Forma Net Income (Loss) Per Common and Common Equivalent Share Outstanding Three and Six Months Ended August 30, 1997 and August 31, 1996

                                                     Three Months Ended           Six Months Ended
                                                  --------------------------   ------------------------
                                                   August 30      August 31     August 30    August 31
                                                     1997           1996          1997         1996
                                                  ------------------------   ------------------------
Fully Diluted:
--------------
Weighted Average Shares Outstanding:
 Shares Outstanding at Beginning of Period         10,120,118     7,245,118     10,120,118   7,245,118
                                                  --------------------------   ------------------------

Officer Options:
 FY1997: 443,067 - [(443,067*$6.58)/23.54]            319,219             -              -           -
 FY1997: 443,067 - [(443,067*$6.58)/$23.50]                 -             -        319,008           -
 FY1996: 443,067 - [(443,067*$6.58)/$15.00]                 -  anti-dilutive             -           -
 FY1996: 443,067 - [(443,067*$6.58)/$15.00]                 -             -              -     248,708

Employee Options:
 FY1997: 439,128 - [(439,128*$15.00)/$23.54]          159,310             -              -           -
 FY1997: 439,128 - [(439,128*$15.00)/$23.50]                -             -        158,834           -

S-Corp. Distribution:
 Pro Forma FY1996: $14,480,487/$15.00                       -       965,366              -     965,366
                                                  --------------------------   ------------------------
  Weighted Average Common and Common Equivalent
    Shares Outstanding:
           Historical                              10,598,647           n/a     10,597,960         n/a
           Pro Forma                                      n/a     8,210,484            n/a   8,459,192

 Net Income (Loss):
           Historical                             $   415,000           n/a    $ 2,488,000         n/a
           Pro Forma                                      n/a     $(156,000)           n/a   $ 770,000
                                                  --------------------------   ------------------------
  Net Income (Loss) Per Weighted Average Common
   and Common Equivalent Share Outstanding:
           Historical                             $      0.04           n/a    $      0.23         n/a
           Pro Forma                                      n/a    $    (0.02)           n/a   $    0.09
                                                  ==========================   ========================